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INDEPENDENT AUDITOR'S REPORT ON FINANCIAL STATEMENT SCHEDULE



The Board of Directors and Stockholders
Gartner Group, Inc.:


Under date of October 30, 2000, we reported on the consolidated balance sheets of Gartner Group, Inc. and subsidiaries as of September 30, 2000 and 1999, and the related consolidated statements of operations, changes in stockholders' equity, and cash flows for the three-year period ended September 30, 2000, which are incorporated by reference in the Form 10K. In connection with our audits of the aforementioned consolidated financial statements, we also audited the related financial statement schedule in Form 10K. This financial statement schedule is the responsibility of the Company's management. Our responsibility is to express an opinion on this financial statement schedule based on our audits.

In our opinion, such financial statement schedule, when considered in relation to the basic consolidated financial statements taken as a whole, present fairly, in all material respects, the information set forth therein.

                                                                    /s/ KPMG LLP

St. Petersburg, Florida
October 30, 2000